Exhibit 99.1

Efficacy and Safety of Rezpegaldesleukin, A Selective Regulatory T - Cell - Inducing Interleukin - 2 Conjugate, in the Treatment of Atopic Dermatitis: Final Results from the 16 - Week Induction of a Randomized Phase 2b Study (REZOLVE - AD) Jonathan I. Silverberg 1 , Thomas Bieber 2 , Richard B. Warren 3 , Raj Chovatiya 4,5 , Melinda Gooderham 6 , Spyridon Gkalpakiotis 7 , Adam Reich 8 , Dedée F. Murrell 9 , Justyna Skibinska 10 , Joanna Renczynska - Matysko 11 , Neil Sadick 12,13 , Iva Blajić 14 , Athanasios Tsianakas 15 , Oliver Weirich 16 , Pablo Fernandez - Penas 17,18 , Johannes S. Kern 19,20 , Trinidad Montero Vilchez 21 , Todor A. Popov 22 , Anil Kurian 23 , Sohail Chaudhry 24 , Zachary Lee 24 , Maria Hannaway 24 , Danni Yu 24 , Yi Liu 24 , Christie Fanton 24 , Meng Zhang 24 , Wang Waltz 24 , Jenny Gilbert 24 , Soratree Charoenthongtrakul 24 , Charleen Jue 24 , Mario Marcondes 24 , Brian Kotzin 24 , Mary Tagliaferri 24 , Jonathan Zalevsky 24 , David Rosmarin 25 1 Department Of Dermatology, George Washington University School Of Medicine, Washington, DC, United States; 2 Bieber Dermatology Consulting, Feldafing, Germany; 3 Dermatology Centre, Northern Care Alliance NHS Foundation Trust & Division of Musculoskeletal and Dermatological Sciences, Manchester NIHR Biomedical Research Centre, Manchester Academic Health Science Centre, University of Manchester, UK; 4 Rosalind Franklin University of Medicine and Science Chicago Medical School, North Chicago, IL, United States; 5 Center for Medical Dermatology + Immunology Research, Chicago, IL, United States; 6 Department of Medicine, Queen’s University, Kingston, ON, Canada; 7 Department of Dermatovenereology, Third Faculty of Medicine, Charles University and University Hospital Kralovske Vinohrady, Prague, Czech Republic; 8 Department of Dermatology, Institute of Medical Sciences, Medical College of Rzeszow University, Rzeszow, Poland; 9 School of Medicine, University of Notre Dame, Sydney, NSW, Australia; 10 Klinika Ambroziak, Warsaw, Poland; 11 Synexus Polska, Gdansk, Poland; 12 Department Of Dermatology, Weill Cornell Medicine, New York, NY, United States; 13 Sadick Research Group, New York, NY, United States; 14 Department of Dermatovenereology, Sestre Miilosrdnice University Hospital Center, School of Medicine, Catholic University of Croatia, Zagreb, Croatia; 15 Fachklinik Bad Bentheim, Bad Bentheim, Germany; 16 Rosenpark Research GmbH, Darmstadt, Germany; 17 Department of Dermatology, Westmead Hospital, NSW, Australia; 18 Sydney Medical School, Faculty of Medicine and Health, The University of Sydney, NSW, Australia; 19 The School of Translational Medicine, Monash University, Melbourne, Australia; 20 Department of Dermatology, Alfred Health, Melbourne, Australia; 21 Department of Dermatology at Hospital Universitario Virgen de las Nieves, Granada, Spain; 22 University Hospital Sv. Ivan Rilski Medical Center, Sofia, Bulgaria; 23 Vida Clinical Research, Edmonton, Canada; 24 Nektar Therapeutics, San Francisco, CA, United States; 25 Indiana University School of Medicine, Indianapolis, IN, United States

Presenter and Conflicts Jonathan Silverberg, MD, PhD, MPH • Professor of Dermatology at The George Washington University School of Medicine and Health Sciences • Director of Clinical Research and Contact Dermatitis Conflict of Interest Disclosures: Speaker, advisory board member, consultant and/or received institutional grants from Abbvie, Alamar, Aldena, Amgen, AObiome, Arcutis, Arena, Asana, Aslan, BioMX, Biosion, Bodewell, Boehringer - Ingelheim, Bristol Myers Squibb, Cara, Castle Biosciences, Celgene, Connect Biopharma, Corevitas, Dermavant, Dermtech, Eli Lilly, Galderma, GlaxoSmithKline, Incyte, Kiniksa, Leo Pharma, Nektar, Novartis, Optum, Pfizer, RAPT, Recludix, Regeneron, Sanofi - Genzyme, Shaperon, TARGET - RWE, Union, UpToDate 2

• AD is driven by imbalance in heterogeneous inflammatory T cell subsets, including T effector cells, that drive inflammation and disease pathology in the skin 3 Rezpegaldesleukin (Rezpeg) is a potential first - in - class regulatory T cell mechanism to restore balance in the immune system Increased activity and number of T effector cells shift the balance toward inflammation

• AD is driven by imbalance in heterogeneous inflammatory T cell subsets, including T effector cells, that drive inflammation and disease pathology in the skin • Tregs play a central role in controlling AD by dampening inflammatory cytokines and overactive T cells 1 4 Rezpegaldesleukin (Rezpeg) is a potential first - in - class regulatory T cell mechanism to restore balance in the immune system Sources: 1. Silverberg et al. 2024 Nature Communications, 15:9230 Increased activity and number of T effector cells shift the balance toward inflammation

Rezpegaldesleukin (Rezpeg) is a potential first-in-class regulatory T cell mechanism to restore balance in the immune system

- **Tregs play a central role in controlling AD** by dampening inflammatory cytokines and overactive T cells[1]
- **Rezpeg** is a potential T-cell balancing therapy that acts on IL2 receptors and has been shown to[2,3]:
  - **Proliferate** regulatory T cells
  - **Restore** their functionality, reducing proinflammatory cytokines
  - **Offer potential long-term control** of overactive immune responses
- **Granted Fast Track designation in Feb 2025** for treatment of adult and pediatric patients ≥12 years of age with moderate-to-severe AD whose disease is not adequately controlled with topical prescription therapies or when those therapies are not advisable



Barrier damage
• Scratching
• Microbiome dysbiosis
• Filaggrin mutations
Allergen
Kerotinocytes
Macrophage
NKT
Th17
DC
APC
Fibroblast
Teff
Periostin
CCL22
CCL17
Th1
TNF
IFNγ
IL-4
IL-10
IL-13
IL-31
Th2
B cell
Treg proliferation
Treg
Rezpegaldesleukin
Increased activity and number of T effector cells shift the balance toward inflammation
Treg expansion and activation restores the immunoregulatory balance

Sources: 1. Silverberg et al. 2024 Nature Communications, 15:9230; 2. Fanton et al. 2022 J. Translational Autoimmunity, 5:100152; 3. Dixit et al. 2021 J Translational Autoimmunity, 4:100103

5

REZOLVE-AD: Phase 2b Trial Design

Patients with Moderate-to-Severe Atopic Dermatitis



Today's Presentation
Ongoing, Topline Q1 2026
Screening
N= 581
Randomize (3:3:3:2)
N=393 (MITT)
Induction Period (16 Weeks)
N=104
Rezpegaldesleukin 24 µg/kg (q2w)
N=106
Rezpegaldesleukin 18 µg /kg (q2w)
N=110
Rezpegaldesleukin 24 µg/kg (q4w)
N=73
Placebo q2w
≥ EASI-50 opportunity to advance to maintenance
Maintenance Period (36 Weeks)
1:1 Continue 24 µg/kg at q4w or q12w
1:1 Continue 18 µg/kg at q4w or q12w
1:1 Continue 24 µg/kg at q4w or q12w
Placebo q4w
Advance to escape arm 24 µg/kg at q2w
Placebo-escape crossover cohort presented today
< EASI-50 opportunity to advance to escape arm

Stratification

- ✓ Geographic region
- ✓ Disease severity by vIGA-AD
- BSA ≥ 10%

Key Inclusion Criteria:

- ✓ Age: ≥18 years
- ✓ Moderate/severe AD diagnosis for ≥ 12 months
  - EASI ≥ 16
  - vIGA-AD of 3 or 4
  - BSA ≥ 10%
- ✓ Biologic-naive (no prior biologic systemic therapy) and systemic JAKi-naïve
- ✓ Failure of prior therapy, including TCS of medium or higher potency, within last 6 months

Key Pharmacodynamic Biomarkers:

- T regulatory cell
- TARC/CC17
- Periostin
- MDC/CCL22
- IL-19

MITT is defined as patients who were randomized and received at least one dose of study treatment or placebo.

6

REZOLVE - AD: Phase 2b Trial Design Primary and Secondary Endpoints, Use of Rescue Therapy and Statistical Analysis Methods 7 EASI: Eczema Area and Severity Index; vIGA - AD: Validated Investigators Global Assessment for Atopic Dermatitis; NRS: Numerical Rating Scale; DLQI: Dermatology Life Quality Index; ADCT: Atopic Dermatitis Control Tool; ADSS: Atopic Dermatitis Sleep Scale Primary Endpoint: • Mean % EASI improvement at Week 16 Key Secondary Endpoints at Week 16: • vIGA - AD of 0 or 1 with ≥ 2 - point reduction from baseline (vIGA - AD 0/1) • EASI - 75, - 90, - 50 • Itch NRS, Pain NRS, DLQI response defined as ≥ 4 - point reduction from baseline • ADCT response defined as ≥ 5 - point reduction from baseline • ADSS Q1 response defined as ≥ 1.25 - point reduction in weekly average score from baseline • Mean % Body Surface Area (BSA) improvement • Primary Estimand Analysis: MITT patients who used rescue therapy outside protocol specifications or who discontinued treatment due to lack of efficacy were considered NONRESPONDERS (using baseline observation carry forward (BLOCF) for continuous endpoints, and non responder imputation for binary endpoints), regardless of observed clinical response; data after patients who discontinued due to other reasons are set to missing and all missing data are imputed using the multiple imputation method. • As Observed Analysis : Data for patients escaped at Week 16 from placebo in Induction with ongoing open label REZPEG 24 µg/kg q 2 w treatment are summarized using observed data . Statistical Analysis Methods • The Primary Estimand analysis for continuous endpoints of % EASI improvement and % BSA improvement use a mixed model for repeated measures (MMRM) to estimate the treatment difference between dose arms and placebo • The Primary Estimand analysis for binary endpoints (vIGA - AD 0/1, EASI - 75, EASI - 90, EASI - 50, Itch NRS, Pain NRS, DLQI, ADCT, ADSS Q1 response) use a logistic regression model to estimate the treatment difference between dose arms and placebo

Rezpeg 24 µg/kg q4w (N = 110) Rezpeg (N = 106) Rezpeg (N = 104) Placebo (N = 73) 36.5 (14.30) 36.3 (15.41) 38.0 (13.73) 37.9 (14.39) Age, Mean (SD) 63 (57.3%) 56 (52.8%) 49 (47.1%) 35 (47.9%) Sex , Female, n (%) 96 (87.3%) 90 (84.9%) 87 (83.7%) 58 (79.5%) Race , White, n (%) 31 (28.2%) 29 (27.4%) 27 (26.0%) 21 (28.8%) Region, North America (US/Canada) 35 (31.8%) 36 (34.0%) 33 (31.7%) 22 (30.1%) vIGA - AD: 4 - Severe, n (%) EASI: 26.1 (10.45) 27.2 (10.40) 25.4 (9.14) 25.2 (8.57) Mean (SD) 66 (60.0%) 63 (59.4%) 60 (57.7%) 44 (60.3%) ≥21, n (%) 39.6 (20.6) 40.7 (20.9) 39.3 (18.8) 38.2 (19.7) BSA (%), Mean (SD) Itch NRS score 7.1 (1.8) 6.7 (1.9) 6.8 (2.0) 6.3 (2.2) Mean (SD) 102 (92.7%) 92 (86.8%) 95 (91.3%) 63 (86.3%) ≥4, n (%) Pain NRS score 6.2 (2.4) 5.9 (2.5) 5.9 (2.5) 5.4 (2.6) Mean (SD) 90 (81.8%) 82 (77.4%) 84 (80.8%) 50 (68.5%) ≥4, n (%) DLQI score 15.9 (7.1) 13.8 (7.3) 14.5 (7.2) 13.4 (7.1) Mean (SD) 107 (97.3%) 102 (96.2%) 100 (96.2%) 65 (89.0%) ≥4, n (%) ADCT score 16.3 (5.0) 15.5 (5.3) 15.4 (4.9) 14.5 (5.7) Mean (SD) 107 (97.3%) 104 (98.1%) 101 (97.1%) 67 (91.8%) ≥5, n (%) ADSS Q1 score 2.1 (1.0) 2.0 (1.2) 1.9 (1.1) 1.8 (1.2) Mean (SD) 85 (77.3%) 70 (66.0%) 71 (68.3%) 45 (61.6%) ≥1.25, n (%) 8 REZOLVE - AD: Baseline Demographics

Dose Dependent % EASI Reduction, Clear Separation from Placebo at All Timepoints for Study Treatment Arms All dose arms met primary endpoint with statistical significance p - value <0.001 ***p - value<0.001 0 20 40 60 80 110 53% 106 104 73 31% Week 16 *** 61% % EASI Improvement *** 58% *** LS Mean At Week 16 0 2 4 6 8 10 12 14 16 - 80 - 60 - 40 - 20 0 Study Weeks %, LS Mean (SEM) - 53% - 58% - 61% - 31% Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w Study Weeks % E A % S I E R e A d S u c I t R i o e n d f r u o m c t B i o a s n e l F i n r e o ( m P ri m B a a r s y e E s l i t n i m e an d ) 9

0 20 40 60 80 110 106 104 66% 66% 73 34% Week 16 Response Rate (%) *** *** ** 55% 0 20 40 60 110 34% 106 104 42% 73 17% Response Rate (%) *** *** 46% * 0 10 20 30 110 17% 106 18% 104 25% 73 9% Week 16 Response Rate (%) * High Dose Met All Key Secondary Endpoints Multiple endpoints met for 2 additional dose arms EASI - 50 EASI - 75 EASI - 90 ***p - value<0.001 **p - value<0.01 *p - value<0.05 Week 16 Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w 10

0 20 30 110 19% 106 26% 104 20% 73 10 8% Week 16 Response Rate (%) * ** 0 10 20 30 40 50 102 23% 92 35% 95 42% 63 16% Response Rate (%) ** * 0 20 40 60 80 100 110 43% 106 104 73 17% *** 54% *** 48% Week 16 % Improvement *** High Dose Met All Key Secondary Endpoints Multiple endpoints met for 2 additional dose arms vIGA - AD 0/1 (≥ 2 - point reduction) Itch NRS (≥ 4 - point reduction) BSA (% Improvement) ***p - value<0.001 **p - value<0.01 *p - value<0.05 Week 16 Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w Sample size for Itch NRS response is based on patients with baseline Itch NRS ≥ 4 11

Fast Onset of Action Across All Key Secondary Endpoints 0 2 4 6 8 10 12 14 16 0 10 20 30 Study Weeks Response Rate (%) 0 2 4 6 8 10 12 14 16 Study Weeks 0 10 20 30 Response Rate (%) 0 2 4 6 8 10 12 14 16 Study Weeks 0 10 20 30 40 50 Itch NRS Response Rate (%) 0 2 4 6 8 10 12 14 16 Study Weeks 0 10 20 30 40 50 Response Rate (%) E A E A S S I - I - 7 7 5 5 E A E A S S I I - - 9 9 0 0 vIGA - AD 0/1 vIGA - AD 0/1 Itch NRS For EASI - 75, vIGA - AD 0/1, and EASI - 90: N = 73, 104, 106, and 110 for placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w 12 For Itch NRS: N=63, 95, 92, and 102 for the placebo, 24 µg/kg q2w, 18 µg/kg q2w, and 24 µg/kg q4w groups Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w

High Dose Met All Key Patient - Reported Outcomes Multiple endpoints met in 2 additional dose arms 0 20 40 60 80 100 107 73% 102 64% 100 72% 65 54% Week 16 Response Rate (%) * * DLQI (≥ 4 - point reduction) 0 20 40 60 80 100 107 104 101 67 35% *** 67% ** ** 61% 61% Week 16 Response Rate (%) ADCT (≥ 5 - point reduction) 0 20 40 60 90 23% 82 35% 84 45% 50 22% Week 16 Response Rate (%) * Pain NRS (≥ 4 - point reduction) 0 20 40 60 80 85 46% 70 41% 71 45 30% ** 57% Week 16 Response Rate (%) ADSS Q1 (≥ 1.25 - point reduction) ***p - value<0.001 **p - value<0.01 *p - value<0.05 Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w Sample size for ADCT response is based on patients with baseline ADCT ≥ 5; Sample size for DLQI response is based on patients with baseline DLQI ≥ 4; Sample size for ADSS Q1 response is based on patients with baseline ADSS Q1 ≥ 1.25; Sample size for Pain NRS response is based on patients with baseline Pain NRS ≥ 4 13

Dose Dependent Increase in Tregs and Reduction in Th2 Inflammation 14 Patients with baseline values >ULN included in the analysis IL - 19 TARC/CCL17 Periostin MDC/CCL22 - 60 - 40 - 20 0 30 20 % Difference from Baseline to Week 16 Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w 0 2 0 2 4 6 8 4 6 12 14 16 Study Weeks Fold change from basline, %CD25 bright Tregs (mean + SEM) Up to 6 - fold increase in T - reg consistent with prior studies of REZPEG. Tregs elevated above baseline over entire dose interval on q2w schedule Administration q4w dosed on w0, w4, w8, w12, and w16 Dose dependent reduction in TARC/CCL17, Periostin, MDC/CCL22, and IL - 19* Placebo REZPEG 24 μg/kg, q2w REZPEG 18 μg/kg, q2w REZPEG 24 μg/kg, q4w https://doi.org/10.1016/j.jaci.2021.01.013 ; 2019 Konrad et. al. https://rdcu.be/eq5C3 * Key markers associated with atopic dermatitis: 2021 Renert - Yuval et. al.

Crossover from Placebo to Rezpegaldesleukin at Study Week 16 Rapid efficacy observed through 16 weeks of dosing at 24 µg/kg q2w in the open label escape arm Placebo REZPEG 24 μg/kg, q2w 0 15 4 8 24 28 32 - 80 - 60 - 40 - 20 % EASI Reduction From Baseline (As Observed) 0 12 16 20 Study Weeks %, Mean (SEM) Week 16 - 68% Week 0 - 8% 32 28 24 20 16 14 12 10 8 6 4 2 0 Study Weeks 36 39 39 40 42 42 42 42 42 42 41 42 42 Placebo, N Interim analysis (18Aug2025 data cut), dosing up to study week 52 is ongoing. Crossover

Crossover from Placebo to Rezpegaldesleukin at Week 16 Open label escape arm results for 24 µg/kg q2w are comparable to the blinded 16 - week induction Placebo REZPEG 24 μg/kg, q2w 0 4 8 12 16 20 24 - 80 - 60 - 40 - 20 0 Open Label 16 - Week Crossover % EASI Reduction From Baseline (As Observed) %, Mean (SEM) 32 28 24 20 16 14 12 10 8 6 4 2 0 Study Weeks 36 39 39 40 42 42 42 42 42 42 41 42 42 Placebo, N Interim analysis (18Aug2025 data cut), dosing up to study week 52 is ongoing. Week 0 - 8% 0 2 4 6 8 10 12 - 80 - 60 - 40 - 20 0 For comparison Blinded 16 - Week Induction % EASI Reduction From Baseline (Primary Estimand) %, LS Mean (SEM) - 60% 16 Week 16 - 68% 28 32 Crossover - 61% Week 16 - 61% 14 16 N = 104

Crossover from Placebo to Rezpegaldesleukin at Week 16 Increased clinical benefit in EASI observed with extended dosing beyond 16 weeks of rezpegaldesleukin 24 µg/kg q2w Placebo REZPEG 24 μg/kg, q2w 0 4 8 12 16 20 24 28 32 36 40 44 17 - 80 - 60 - 40 - 20 % EASI Reduction From Baseline (As Observed) 0 Study Weeks %, Mean (SEM) Week 16 - 68% Week 0 - 8% Week 24 - 75% 44 40 36 32 28 24 20 16 14 12 10 8 6 4 2 0 Study Weeks 17 21 27 36 39 39 40 42 42 42 42 42 42 41 42 42 Placebo, N As of 18Aug2025 data cut; 8 patients have discontinued up to week 44 (patient decision most common reason) and 16 patients have not yet reached week 44. Note 1 patient had missing data at week 44 but is ongoing and has data at later timepoints. Interim analysis (18Aug2025 data cut), dosing up to study week 52 is ongoing. Crossover

Crossover from Placebo to Rezpegaldesleukin at Week 16 Increased EASI - 75 and vIGA - AD 0/1 efficacy observed with extended dosing beyond week 16 44 40 36 32 28 24 20 16 14 12 10 8 6 4 2 0 Study Weeks 12 13 17 18 17 16 6 0 1 1 1 3 2 2 1 0 Responses, n 17 21 27 36 39 39 40 42 42 42 42 42 42 41 42 42 Placebo, N 44 40 36 32 28 24 20 16 14 12 10 8 6 4 2 0 Study Weeks 9 8 11 10 8 5 3 0 1 1 1 2 0 0 0 0 Responses, n 17 21 27 36 39 39 40 42 42 42 42 42 42 41 42 42 Placebo, N 0 20 40 60 80 Response Rate (%) Week 16 50% Week 0 0% EASI - 75 (As Observed) Week 24 62% 0 4 8 12 16 20 24 28 32 36 40 44 Study Weeks Crossover 0 4 8 12 16 20 24 28 32 36 40 44 0 20 40 60 vIGA - AD 0/1 (As Observed) Study Weeks Response Rate (%) Week 16 28% Week 0 0% Week 24 38% Interim analysis (18Aug2025 data cut), dosing up to study week 52 is ongoing. As of 18Aug2025 data cut; 8 patients have discontinued up to week 44 (patient decision most common reason) and 16 patients have not yet reached week 44. Note 1 patient had missing data at week 44 but is ongoing with data at later timepoints. Placebo REZPEG 24 μg/kg, q2w Crossover 18

Overall Summary of Treatment Emergent Adverse Events

16-Week Induction Period

	Placebo q2w N = 73	Rezpeg 24 µg/kg q2w N = 104	Rezpeg 18 µg/kg q2w N = 106	Rezpeg, 24 µg/kg q4w N = 110	Rezpeg Total N = 320
Patients With at Least One TEAE	42 (57.5%)	89 (85.6%)	78 (73.6%)	90 (81.8%)	257 (80.3%)
Patients With at Least One TEAE (Excluding ISRs)	42 (57.5%)	69 (66.3%)	60 (56.6%)	64 (58.2%)	193 (60.3%)
Patients With at Least One Serious TEAE	0	1 (1.0%)	4 (3.8%)	0	5 (1.6%)
Patients With at Least One Severe TEAE	1 (1.4%)	3 (2.9%)	6 (5.7%)	1 (0.9%)	10 (3.1%)
Patients With at Least One TEAE Leading to Death*	0	0	0	0	0
TEAEs by System Organ Class and Preferred Term Over ≥ 5% in Any Arm					
General disorders and administration site conditions	7 (9.6%)	80 (76.9%)	67 (63.2%)	78 (70.9%)	225 (70.3%)
Injection site reaction	3 (4.1%)	79 (76.0%)	66 (62.3%)	78 (70.9%)	223 (69.7%)
Proportion of ISR events-mild (%)	100%	65.5%	70.7%	69.9%	68.3%
Proportion of ISR events-moderate (%)	0%	33.9%	28.9%	30.1%	31.3%
Proportion of ISR events-severe (%)	0%	0.6%	0.4%	0%	0.4%
Pyrexia	2 (2.7%)	11 (10.6%)	5 (4.7%)	4 (3.6%)	20 (6.3%)
Infections and infestations	25 (34.2%)	29 (27.9%)	39 (36.8%)	32 (29.1%)	100 (31.3%)
Nasopharyngitis	10 (13.7%)	10 (9.6%)	14 (13.2%)	14 (12.7%)	38 (11.9%)
Upper respiratory tract infection	4 (5.5%)	7 (6.7%)	8 (7.5%)	4 (3.6%)	19 (5.9%)
Blood and lymphatic system disorders	3 (4.1%)	29 (27.9%)	6 (5.7%)	11 (10.0%)	46 (14.4%)
Eosinophilia**	2 (2.7%)	17 (16.3%)	4 (3.8%)	4 (3.6%)	25 (7.8%)
Lymphadenopathy	0	7 (6.7%)	1 (0.9%)	3 (2.7%)	11 (3.4%)
Musculoskeletal and connective tissue disorders	3 (4.1%)	19 (18.3%)	5 (4.7%)	11 (10.0%)	35 (10.9%)
Arthralgia	1 (1.4%)	10 (9.6%)	2 (1.9%)	4 (3.6%)	16 (5.0%)
Skin and subcutaneous tissue disorders	8 (11.0%)	12 (11.5%)	10 (9.4%)	13 (11.8%)	35 (10.9%)
Worsening atopic dermatitis	7 (9.6%)	2 (1.9%)	5 (4.7%)	6 (5.5%)	13 (4.1%)
Nervous system disorders	6 (8.2%)	10 (9.6%)	10 (9.4%)	9 (8.2%)	29 (9.1%)
Headache	3 (4.1%)	8 (7.7%)	6 (5.7%)	6 (5.5%)	20 (6.3%)
Gastrointestinal disorders	3 (4.1%)	8 (7.7%)	7 (6.6%)	11 (10.0%)	26 (8.1%)
Respiratory, thoracic and mediastinal disorders	1 (1.4%)	6 (5.8%)	5 (4.7%)	5 (4.5%)	16 (5.0%)
Investigations	1 (1.4%)	6 (5.8%)	4 (3.8%)	3 (2.7%)	13 (4.1%)

*Following 16-week induction, one death in a 38 y/o female occurred in the escape arm due to coronary thrombosis/heart failure. Patient had multiple, overlapping pre-existing cardiovascular risk factors. The death was assessed as unrelated to study treatment by the Sponsor Drug Safety Committee and independent external experts; **Eosinophilia was reported by the investigator based on the laboratory value being above the upper limit of normal. Only one patient discontinued in the study (at the mid-dose of 18 mg/kg q2w) due to increased eosinophil count.

19

Novel Mechanism of Action with Differentiated Safety Profile 16 - Week Induction Period No observed safety signal for: □ Conjunctivitis □ Facial swelling or erythema □ Oral (aphthous) ulcers □ Asthma □ Myocardial infarction □ Pulmonary embolus (PE) □ Deep venous thrombosis (DVT) □ Malignancy □ Depression / suicidality No increased risk of conjunctivitis, oral ulcers, asthma, infections or MACE 20

Summary 21 • High dose rezpegaldesleukin demonstrated significant improvement over placebo during the 16 - Week induction in: • Primary: EASI LS Mean Percent Change (p<0.001) • Key Secondary: EASI - 75 (p<0.001), vIGA - AD 0/1 (p<0.05), Itch NRS (p<0.01), EASI - 90 (p<0.05), BSA (p<0.001) • Additional PROs: ADCT response (p<0.001), DLQI response (p<0.05), ADSS Q1 response (p<0.01), Pain NRS response (p<0.05) • Other dose levels demonstrated significant improvement in multiple endpoints • Substantial improvement in primary and key secondary endpoints with 24 - weeks of open label escape therapy, as compared to 16 - weeks • Safety consistent with previously - reported safety profile with no new safety concerns in study treatment arms • No increased risk of conjunctivitis, oral ulcers, or infections, including oral herpes • Most frequent AEs were mild injection site reactions (ISRs) that were self - resolving (<1% discontinuations due to ISRs)

Conclusions 22 • First large study to validate the Treg MOA and therapeutic potential of rezpegaldesleukin, an IL - 2 agonist, in moderate - to - severe atopic dermatitis • Upcoming data readouts from this ongoing AD study: • Maintenance data (comparing q4w vs. q12w regimens) is expected 1Q2026 • 1 - year off - treatment data is expected 1Q2027 • Additional data readouts from the rezpegaldesleukin clinical program: • Phase 2b 36 - week treatment data in severe alopecia areata expected in December 2025 • Next steps: Phase 3 planning for moderate to severe atopic dermatitis is underway

Acknowledgements 23 • Thank you to: • The patients and their families • The investigators and their study teams • This study was sponsored by Nektar Therapeutics • Copies of these slides may be obtained through Quick Response (QR) code for personal use only and may not be reproduced without written permission of the authors